EXHIBIT 99.1

ANC Rental Corporation, et al	Case No. 01-11200 Jointly Administered

COMBINED SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS — SUBSTITUTE MOR-1
For the Period December 1, to December 31, 2002

		Current Period Activity		Activity - Filing Period to Date

		ACTUAL	PROJECTED	ACTUAL	PROJECTED

Cash — Beginning of Period		$155,066,093	$44,058,000	$101,226,814	$99,778,000
Receipts:
	Credit Card and Local Deposits	$151,900,434	$144,681,000	$2,335,130,932	$2,206,487,000
	Collections of Accounts Receivable	52,662,613	35,610,000	730,074,799	463,488,000
	Other Receipts	4,514,942	6,954,000	412,402,377	256,053,000

Total Receipts		$209,077,989	$187,245,000	$3,477,608,108	$2,926,028,000
Disbursements:
	US Trustee Fees Paid	$—	$—	$305,000	$—
4	Fleet Operating Expenses	$17,573,425	14,215,000	191,205,801	209,245,000
5a	Personnel — Net Cash Payroll	$21,949,350	17,690,337	298,903,866	266,945,518
5b	Personnel — Payroll Taxes Paid	$9,138,028	7,364,901	112,506,566	97,468,574
5c	Personnel — Benefits Payments	$6,794,370	5,476,002	83,901,093	72,628,424
5d	Personnel — Payments of Garnishments Withheld	$209,389	168,760	2,455,698	2,197,729
6	Travel Expenses Paid	$784,149	254,000	5,636,192	4,134,000
7	Fuel Payments For Rental Fleet	$3,411,978	3,830,000	52,694,583	59,936,000
8	Airport — Agency — Concession Fees Paid	$14,985,146	4,546,000	228,110,227	76,780,000
9	Insurance Payments All	$12,475,366	8,304,000	124,822,823	149,376,000
11	Facility and Other Fixed Operating Expenses Paid	$17,429,481	7,287,000	226,044,949	139,654,000
13	Travel Agency Tour Operator Commission Payments	$5,507,655	6,107,000	100,739,312	99,080,000
14	Advertising Payments	$6,525,788	6,115,000	62,315,885	78,582,000
15	IT Consulting Payments	$5,456,437	—	62,203,324	39,117,000
16	IT Other Cash Payments	$1,608,026	5,307,000	26,613,142	74,491,000
17	Sales Taxes and Other Taxes Paid	$16,998,682	26,250,000	282,384,076	348,507,000
18	Professional Fees Paid — Ordinary Course	$1,301,635	172,000	15,593,891	5,390,000
19	Professional Fees Paid — Bankruptcy Professionals	$6,159,369	2,520,000	26,912,972	26,180,000
20	Other Miscellaneous Operating Expenses Paid	$6,440,379	4,294,000	116,765,829	54,880,000
23	Capital Expenditures	$2,610,672	3,658,000	14,843,445	64,006,000
24	Interest and Financing Fees Paid	$1,909,460	990,000	26,159,058	11,390,000
25	Vehicle Holding Costs Paid	$80,289,789	61,927,000	964,153,282	916,583,000
25.1	Fleet Purchase Payments and Financing Enhancements	$7,169,808	—	432,148,208	290,959,000
26	Working Capital Fundings to Subsidiaries	—	—	4,000,000	6,000,000

Total Disbursements		$246,728,382	$186,476,000	$3,461,419,222	$3,093,530,245

Net Cash Flow		$(37,650,393)	$769,000	$16,188,886	$(167,502,245)

Cash at End of Period		$117,415,700	$44,827,000	$117,415,700	$(67,724,245)

Notes:	“Projected” amounts for the month of December posted from the February 15, 2002 revised budget.

“Projected” amounts for the Filing Period to Date reflect a combination of the original budget and the revised budget.

Effective July 2002, category 12 “Other” has been combined with Category 20 “Other”

Effective August 2002, all Insurance payments combined in item 9 “Insurance All”

ANC Rental Corporation et al.,
Case No. 01-11200 Jointly Administered
Summary Combined Balance Sheet
December 31, 2002

Assets
Cash & Cash Equivalents	$116,856,581
Restricted Cash	559,119
Receivables, net	141,466,820
Prepaid Expenses	37,815,178
Revenue Earning Vehicles, net	(20,115,086)
Property Plant & Equip, net	229,033,355
Investment in Subsidiaries	3,706,443,306
Other Assets	44,181,719

Total Assets	$4,256,240,992

Liabilities & Shareholders’ Equity
Accounts Payable	$141,514,483
Estimated Debt — Vehicle Rental	11,598,216
Accrued Liabilities	288,083,053
Insurance Reserves	299,955,759
Other Debt	295,631,113
Deferred Income Taxes	253,710,734
Interest Rate Hedges at Fair Value	82,260,000
Due to Affiliates	771,744,343
Other Liabilities	86,528,007

Total Liabilities	2,231,025,708

Shareholders’ equity	2,025,215,284

Total Liabilities & Shareholders’ Equity	$4,256,240,992

The Summary Combined Balance Sheet represents the combined balance sheets of the legal entity Debtors only and does not include either the elimination of inter-company transactions and investments as required under Generally Accepted Accounting Principles or the balance sheets of the Non-Debtors. Had inter-company transactions been eliminated and the balance sheets of the Non-Debtors, which are also wholly owned subsidiaries, been included and consolidated, Investments in Subsidiary would have been fully eliminated, Due to Affiliates would have been fully eliminated and Shareholders’ Equity (Deficit) would have been $(314) million. A non-consolidated combining balance sheet has the effect of artificially inflating inter-company assets, inter-company liabilities and shareholders’ equity (deficit). Nevertheless such presentation is required by the Operating Guidelines and Reporting Requirements established by the Office of the United States Trustee.

ANC Rental Corporation, et al.
Case Number 01-11200 Jointly Administered
Combined Statement of Operations
For the Periods as Indicated

	For the One	For the Period
	Month Ended	11/13/2001
	December 31,	through
	2002	12/31/2002

Total Revenue	142,307,279	2,351,863,113

Direct Operating Costs	78,672,317	1,161,473,586
Vehicle Depreciation, net	58,857,748	959,982,308
SGA	24,938,062	505,534,826
Amortization of Intangibles	—	305,027
Transition Cost	9,798,704	179,831,007
Interest Income	(163,317)	(3,436,171)
Interest Expense	13,243,816	77,014,617
FMV Stand Alone Caps	2,574,450	40,767,808
Other (income) / expense net	(56,124)	121,075,958

Net Income	(45,558,377)	(690,685,853)

Note: Obligations incurred by ANC Management Services, Inc., Republic Guy Salmon, Inc., and certain other subsidiaries are settled by ANC Rental Corporation then charged to the respective subsidiary by way of an intercompany charge.